Exhibit 32.1

CERTIFICATIONS
PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Zurvita Holdings, Inc. (the Company), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the fiscal year ended July 31, 2010 (the Form 10-K) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 7, 2010	/s/ Jay Shafer Jay Shafer Co-Chief Executive Officer
Dated: December 7, 2010	/s/ Jason Post Jason Post Chief Financial Officer